                                                                   EXHIBIT 10.34

                        FIRST AMENDMENT TO GROUND LEASE

     This First Amendment to Ground Lease (this "Amendment") is dated as of ___________, 1993, by and among Raphael Skrmetta, an individual resident of Louisiana ("Landlord"), and Mississippi-I Gaming, L.P., a Mississippi limited partnership ("Tenant") with reference to the following facts and circumstances:

     A. Landlord and Tenant are parties to that certain Ground Lease dated as of the date hereof (the "Lease") pursuant to which Landlord has leased to Tenant, and Tenant has leased from Landlord, certain real property commonly known as 676 Bayview Avenue, Biloxi, Harrison County, Mississippi, and more particularly described on Exhibit A attached hereto.

     B. A Memorandum of Lease dated as of the date hereof by and among Landlord and Tenant has been executed and shall be recorded in Harrison County, Mississippi Records.

     C. Landlord and Tenant desire to amend the Lease in the manner set forth below.

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The following two sentences are added at the end of paragraph 15.2 of the Ground Lease:

     "Tenant shall include with such written notice the address of the Leasehold Mortgagee or its designee to which copies of notices shall be mailed. After having been notified of the existence of a Leasehold Mortgage, Landlord shall deliver to the Leasehold Mortgagee thereunder or its designee at such address a duplicate copy of all notices delivered by Landlord to Tenant under the terms of this Lease. Such duplicate copies shall be delivered to the Leasehold Mortgagee concurrently with the delivery of the notices to Tenant."

     2. The period at the end of paragraph 15.3 is hereby deleted and replaced with the following:

     ", and Landlord shall accept such payment or act by or at the instance of any Leasehold Mortgagee as if the same had been made by Tenant. Subject to compliance by a Leasehold Mortgagee with the provisions of paragraph 15.4, no default shall be deemed to exist under this Lease if proceedings shall in good faith have been commenced properly to rectify the same and prosecuted to completion with diligence and continuity."

     3. Paragraph 15.4 is deleted in its entirety and replaced with the following:

     15.4  Termination.  Notwithstanding anything to the contrary in this Lease,
           -----------
Landlord may terminate this Lease because of a default hereunder only after Landlord has delivered to each Leasehold Mortgagee a written notice specifying such default and:

          (a) Such default is a failure by Tenant to pay any funds to Landlord or its nominee, successor or assigns, and no Leasehold Mortgagee cures such default within sixty (60) days after the expiration of Tenant's cure period; or

          (b) In the event of any other default hereunder susceptible to being cured by a Leasehold Mortgagee, no Leasehold Mortgagee commences within sixty
(60) days after the expiration of Tenant's cure period the work of curing such default and carrying same to completion with all reasonable dispatch. If such default cannot be cured by a Leasehold Mortgagee without such Leasehold Mortgagee obtaining possession of the Property or title to Tenant's Estate, a Leasehold Mortgagee commencing and thereafter pursuing to completion proceedings to obtain possession and/or to foreclose the lien held by such Leasehold Mortgagee or diligently proceeding to obtain title to Tenant's Estate by deed or assignment in lieu of foreclosure shall be deemed to satisfy the foregoing requirement that such Leasehold Mortgagee commence and carry to completion the curing of such default, provided that such Leasehold Mortgagee commences within thirty (30) days after obtaining such possession or such title the work of curing such default and carries the same to completion with all reasonable dispatch; or

          (c) In the event of a default of this Lease that is not susceptible to being cured by a Leasehold Mortgagee, such default shall be deemed to be cured if within one hundred twenty (120) days after the expiration of Tenant's cure period, a Leasehold Mortgagee shall have commenced foreclosure or other appropriate proceedings in the nature thereof and such Leasehold Mortgagee shall thereafter diligently prosecute such proceedings to completion;

          (d) Notwithstanding anything to the contrary in this paragraph 15.4, if a Leasehold Mortgagee has not cured any default within the time periods prescribed above, so long as any Leasehold Mortgagee is proceeding diligently pursuant to any of the provisions of this paragraph 15.4 and Landlord is receiving rental payments hereunder, Landlord's right to terminate this Lease shall be suspended. Nothing herein contained shall be deemed to require any Leasehold Mortgagee to continue with such foreclosure or any other proceedings, or once having obtained possession of the Property to continue in possession thereof.

     4. Paragraph 15.5 is deleted in its entirety and replaced with the following:

     15.5  Leasehold Mortgagee's Rights and Obligations Following a Foreclosure:
           --------------------------------------------------------------------
Should a Leasehold Mortgagee or its designee acquire Tenant's Estate as a result of a foreclosure, a deed or assignment in lieu of foreclosure, or a sale under a Leasehold Mortgage pursuant to a power of sale contained therein, such Leasehold Mortgagee or

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

designee shall acquire Tenant's Estate subject to all of the provisions of this Lease (specifically, including options to purchase, rights of first refusal and the provisions of this Article 15); provided, however, that such Leasehold Mortgagee or designee shall have no liability under this Lease except during such time as it owns Tenant's Estate and only with respect to any loss, damage, injury or liability resulting from its own (i) negligence, (ii) willful misconduct, or (iii) act or omission constituting a breach under this Lease.

     5. Paragraph 15.7 is amended by adding the following sentence to the beginning of such paragraph:

     "Notwithstanding anything to the contrary contained in this Lease, this Lease may be transferred or assigned without Landlord's consent as a result of a foreclosure, a deed or assignment in lieu of foreclosure or a sale under the Leasehold Mortgage pursuant to a power of sale contained therein."

     6. Paragraph 15.8 is deleted in its entirety and replaced with the following:

     15.8  New Lease:  Upon termination of this Lease by Landlord on Tenant's
           ---------
default hereunder, or upon a Leasehold Mortgagee's acquisition of Tenant's Estate by way of foreclosure or otherwise, at any Leasehold Mortgagee's request given within sixty (60) days of such termination or acquisition Landlord shall enter into a new lease of the Property and all improvements thereon with such Leasehold Mortgagee, effective as of the date of such termination or acquisition (but with the same relative priority as this Lease with regard to encumbrances on the Property) for the remainder of the Lease Term and at the same rent and upon the same terms and conditions contained in this Lease (including the option to purchase and right of first refusal set forth herein); provided, however, that the tenant under such lease shall have the right to assign its interest in such lease on the terms set forth in Paragraph 15.7 hereof. The Leasehold Mortgagee shall pay all costs, fees, expenses and legal fees incurred by Landlord in connection with the execution of such new lease. Following the termination of this Lease by Landlord on Tenant's default and until each Leasehold Mortgagee has failed within sixty (60) days to demand a new lease, Landlord shall not alter or in any way demolish any improvements on the Property, nor modify or terminate any subleases. At the time of the execution and delivery of any new lease pursuant to this Section 15.8, Landlord shall execute and deliver to the party executing such new lease as the tenant, a grant deed to the improvements on the Property and a bill of sale to the furnishings, fixtures, furniture, equipment, and personal property thereon, both of which documents shall be effective as of the effective date of such new lease. Concurrent with the delivery of such grant deed and the bill of sale, Landlord shall deliver to the new tenant under such new lease an assignment of Landlord's rights under all subleases and sub-subleases affecting any portion of the Property and memorandum of such new lease in recordable form. In the event that a nominee or designee of any Leasehold Mortgagee shall be the tenant under such new lease, such designee or nominee shall, at its election, have the right to continue its lien against such new lease and the improvements located on the Property as well as all fixtures and personal property located thereon to secure payment of its then existing outstanding indebtedness.

     7. The first sentence of paragraph 15.10 is deleted in its entirety and replaced with the following:

     "So long as any Leasehold Mortgage is in effect and Landlord has been given notice of its existence, then this Lease will not be voluntarily canceled, surrendered, terminated, amended, modified or in any manner altered, or any provision hereof waived or deferred by Tenant, without the prior written consent of all Leasehold Mortgagees (except as otherwise provided or permitted under their respective Leasehold Mortgages)."

     8.    The following new paragraphs are added at the end of Article 15:

     15.2  Certain Obligations of Leasehold Mortgagee in Possession.
           --------------------------------------------------------
Notwithstanding anything to the contrary in this Lease, after any party who is a Leasehold Mortgagee has obtained or holds title to this Lease or possession of the Property by foreclosure or deed in lieu of foreclosure, then no requirement or covenant contained in this Lease requiring Tenant for any purpose to post a bond or provide any other security shall be applicable or enforceable against any such party.

     15.13 Designees and Nominees:  All references in this Lease to a mortgagee
           ----------------------
or beneficiary under a deed of trust or a Leasehold Mortgagee shall be construed to also refer to any such mortgagee's, beneficiary's or Leasehold Mortgagee's designee or nominee.

     15.14 Tenant's Retention of Lease in Bankruptcy:  If Tenant shall reject
           -----------------------------------------
this Lease pursuant to Section 365(a) of the Bankruptcy Code, 11 U.S.C. (S) 365(a), then Landlord shall serve on each Leasehold Mortgagee written notice of such rejection, together with a statement of all sums at the time due under this Lease (without giving effect to any acceleration), and of all other defaults under this Lease then known to Landlord (the "Rejection Notice"). Leasehold Mortgagee shall have the right, but not the obligation, to serve on Landlord within twenty (20) days after service of the Rejection Notice a notice (the "Assumption Notice") that the Leasehold Mortgagee elects to (a) assume this Lease and (b) cure all defaults outstanding thereunder (x) in accordance with paragraph 15.4(a) of this Lease as to defaults in the payment of money, and (y) in accordance with paragraph 15.4(b), (c) or (d) of this Lease as to other defaults; provided, that Leasehold Mortgagee's failure to give an Assumption Notice within said twenty (20) day period shall be deemed to be Leasehold Mortgagee's election not to assume this Lease; provided further, that in the event that the cure periods set forth in paragraph 15.4 would give to Leasehold Mortgagee less than thirty (30) days from the receipt by Leasehold Mortgagee of such Rejection Notice to make or commence such cure, then Leasehold Mortgagee shall have thirty (30) days from receipt by Leasehold Mortgagee from Landlord of such Rejection Notice to cure defaults described in paragraphs 15.4(a) and to commence the cure of non-monetary defaults described in paragraphs 15.4(b), (c) and (d) and complete such cures in accordance with such paragraphs (collectively, the "Bankruptcy Cure Periods"). If Leasehold Mortgagee serves the Assumption Notice, then, as between the Landlord and Leasehold Mortgagee (1) the rejection of the Lease by Tenant shall not constitute a termination of this Lease, (2) the Leasehold Mortgagee assumes the obligations of Tenant under this Lease without any instrument of assignment or transfer from the Tenant and (3) Leasehold Mortgagee shall consummate the assumption of the Lease by curing all defaults (susceptible of being cured by Leasehold Mortgagee) under the Lease outstanding as of the date or rejection or arising or accruing from such date to the date of assumption in accordance with the Bankruptcy Cure Periods. Tenant acknowledges that in the event Leasehold Mortgagee serves the Assumption Notice, then the Leasehold Mortgagee's rights under this Lease following an assumption of the Lease by Leasehold Mortgagee shall be free and clear of all rights, claims and encumbrances of or in respect of Tenant.

     The above notwithstanding, in the event that Landlord fails to give Leasehold Mortgagee the Rejection Notice, Landlord shall have no liability to Leasehold Mortgagee or Tenant under this Lease or otherwise for such failure to give the Rejection Notice or any consequences resulting therefrom, and such failure shall not constitute or be deemed to be a breach hereof or a default hereunder.

     Notwithstanding any provision of this Lease, if Tenant shall have rejected this Lease pursuant to Section 365(a) of the Bankruptcy Code, 11 U.S.C. (S) 365(a), then as between Landlord and Leasehold Mortgagee this Lease shall remain in full force and effect until the earlier to occur of the following: (i) Landlord shall have given the Rejection Notice provided for above and Leasehold Mortgagee shall have failed to give timely the Assumption Notice or, having given the Assumption Notice, shall have failed to cure within the Bankruptcy Cure Periods any defaults required to be cured hereunder, or (ii) Leasehold Mortgagee shall have served on Landlord a notice of Leasehold Mortgagee's election not to assume this Lease.

     IN WITNESS WHEREOF, this First Amendment to Ground Lease has been executed by the parties hereto as of the day and year first set forth above.

                              LANDLORD

                              ------------------------------------
                              Raphael Skrmetta


                              TENANT

                              MISSISSIPPI-I-GAMING, L.P., a Mississippi limited partnership

                              By:  Bayview Yacht Club, Inc., a Mississippi
                                   Corporation, its sole general partner


                                   By:
                                      -----------------------------------

                                   Its:
                                       -----------------------------------

                                  EXHIBIT "A"

Legal description of real property situated in the Second Judicial District of Harrison County, Mississippi, and described as follows:

PROPERTY IN BLOCK 1: Commencing on the northern side of Bay View Avenue at a point marked by a rod at the intersection of Bay View and extension of the east line of Main Street; thence N 73 degree 28' E a distance of 440.7 feet along Bay View Avenue to a point marked by a pipe; thence North 282.0 feet to a pipe; thence to the Back Bay of Biloxi; thence westerly along Back Bay of Biloxi to a point marked by a rod on the extension of the east line of Main Street; thence South 344.4 feet to a point marked by a rod at the intersection of Bay View Avenue and the extension of the east line of Main Street and the point of beginning. Said piece of ground contains Lots 1 through 3, inclusive, Block 1, Gorenflo's Addition, City of Biloxi, Second Judicial District of Harrison County, Mississippi.

PROPERTY IN BLOCK 2: Commencing at a point in Block 2 on Bay View Avenue marked by a pipe and thence South a Distance 230 feet along a line to a point marked by an iron pipe; thence South 0 degree 10' East a distance of 150.4 feet to a point marked by a post; thence 3 degree 37' East a distance of 67.6 feet to a point marked by a post; thence 1 degree 00' West a distance of 257.5 feet to a point marked by a post; thence South 89 degree 47' West a distance of 130 feet to a point marked by a pipe; thence North along Davis Street a distance of 475.3 feet to a point marked by a pipe; thence 89 degree 47' East a distance of 130 feet to a point marked by a pipe. Said piece of ground contains Lots 3 through 11 inclusive, Block 2, Gorenflo's Addition, Second Judicial District of Harrison County, Mississippi.

PROPERTY IN BLOCK 3: Commencing at a point at the corner of Bay View Avenue and Davis Street; thence South a distance of 652.5 feet along Davis Street to a point marked by a pipe; thence South 89 degree 47' West a distance of 128 feet to a point marked by a pipe; thence North 0 degree 16' West a distance of 288.1 feet to a point marked by a post; thence South 87 degree 05' West a distance of
122.3 feet to a point marked by post on Main Street; thence North a distance of 60 feet along Main Street to a point marked by a post; thence 89 degree 02' East a distance of 76 feet to a point marked by a post; thence North 0 degree 04' West a distance of 253.9 feet to a point on Bay View Avenue marked by a pipe; thence North 72 degree 51' East a distance of 184.5 feet along Bay View Avenue to the point of beginning. Said piece of ground contains Lots 1 through 11 inclusive, Block 3, Gorenflo's Addition, and that lot having a front on Main Street of 60 feet and bounded formerly on the North by property of St. Johns Catholic Church and bounded formerly on the South by property of Bourgeois; bounded formerly on the East by C.B. Foster Packing Company, and bounded on the West by Main Street, located in Gorenflo's Addition to the City of Biloxi, in the Second Judicial District of Harrison County, Mississippi.

     This property is also described as shown on the following page 2 of this Exhibit "A", and the following legal description is more expansive than the legal description above (on this page).

                              Exhibit "A" - Page 1

LEGAL DESCRIPTION - PARCEL "A"
------------------------------

     For the POINT OF BEGINNING, commence at a point on the North margin of Bay View Avenue, said point being at the intersection of said North margin of Bay View Avenue, with the extension of the East line of Main Street; thence run North 0 degree 30'07" East, for a distance of 352.72 feet to a point at the Waters Edge in the Back Bay of Biloxi; thence run along said Waters Edge, the following bearings and distances, to wit; North 65 degree 01'07" East, 106.37 feet; North 14 degree 59'07" West, 79.83 feet; North 11 degree 19'27" West,
27.44 feet; North 81 degree 26'23" East, 94.03 feet; South 08 degree 11'59" East, 22.25 feet; North 81 degree 54'06" East, 49.27 feet; North 09 degree 13'15" West, 7.92 feet; North 75 degree 11'01" East, 39.18 feet; South 07 degree 16'10" East, 25.28 feet; South 0 degree 47'05" East, 18.55 feet; South 65 degree 11'04" East, 89.88 feet; South 02 degree 39'47" West, 9.06 feet; South 59 degree 34'39" East, 35.62 feet and South 89 degree 00'25" East, 54.89 feet; thence run South 0 degree 30'07" West, for a distance of 283.54 feet to a point on the North margin of Bay View Avenue; thence run South 73 degree 28'00" West, along said North margin, for a distance of 440.97 feet to the POINT OF BEGINNING, containing 163,937 Square Feet, or 3.76 Acres, approximately.

LEGAL DESCRIPTION - PARCEL "B" - (Tidelands)
------------------------------

     COMMENCE at a point on the North margin of Bay View Avenue, said point beginning at the intersection of said North margin with the extension of the East margin of Main Street; thence run North 0 degree 30'07" East, for a distance of 352.72 feet to a point on the waters edge in the Back Bay of Biloxi, and the POINT OF BEGINNING; thence continue North 0 degree 30'07" East, for a distance of 627.28 feet to a point; thence run South 89 degree 29'53" East, for a distance of 421.62 feet to a point; thence run South 0 degree 30'07" West, for a distance of 567.28 feet to a point on the waters edge in the Back Bay of Biloxi, thence run along the waters edge, the following bearings and distances, to wit; North 89 degree 00'25" West, 54.89 feet, 65 degree 11'04 West, 89.88 feet; North 0 degree 47'05" West, 18.55 feet; North 07 degree 16'10" West, 25.28 feet; South 75 degree 11.01" West, 39.18 feet, South 09 degree 13'15" East, 7.92 feet; South 81 degree 54'06" West, 49.27 feet; North 08 degree 11'59" West,
22.25 feet; South 81 degree 26'23" West, 94.03 feet; South 11 degree 19'27" East, 27.44 feet; South 14 degree 59'07" East, 79.83 feet and South 65 degree 01'07" West, for a distance of 106.37 feet to the POINT OF BEGINNING, containing 222,022 Square Feet, or 5.10 Acres, approximately.

LEGAL DESCRIPTION - PARCEL "C"
------------------------------

     For the POINT OF BEGINNING, commence at the point of intersection of the South margin of Bay View Avenue with the West margin of Davis Street, said point being further described as the Northeast corner of Lot 2, Block 3, Gorenflo's Addition to the City of Biloxi, Harrison County, Mississippi, as shown on the Official map or plat thereof on file and of record in Plat Book 6, Page 16 of the Record of Plats of Harrison County, Mississippi; from said POINT OF BEGINNING, thence run South 0 degree 24'25" West, for a distance of 184.84 feet to a point; thence run South 44 degree 43'26" East, for a distance of 47.89 feet to a point; thence run South 89 degree 51'38" East, for a distance of 135.80 feet to a point; thence run South 0 degree 20'38" West, for a distance of 110.63 feet to a point; thence run South 03 degree 12'31" East, for a distance of 67.25 feet to a point; thence run South 02 degree 10'03" West,

                             Exhibit "A" = Page 2
for a distance of 63.79 feet to a point; thence run South 01 degree 22'27" West, for a distance of 93.08 feet to a point; thence run South 89 degree 35'13" West, for a distance of 141.84 feet to a point; thence runs South 45 degree 00'00" West, for a distance of 41.00 feet to a point; thence run South 0 degree 24'45" West, for a distance of 71.22 feet to a point; thence run South 89 degree 35'13" West, for a distance of 127.46 feet to a point; thence run North 0 degree 01'17" West, for a distance of 290.54 feet to a point; thence run South 88 degree 50'07" West, for a distance of 122.30 feet to a point on the East margin of Main Street; thence run North 0 degree 50'06" East, along said East margin, for a distance of 60.38 feet to a point; thence run South 89 degree 48'31" East, for a distance of 75.51 feet to a point; thence run North 0 degree 04'33" East, for a distance 254.95 feet to a point on the South margin of Bay View Avenue; thence run North 73 degree 28'00" East, along said South margin, for a distance of
185.49 feet to the POINT OF BEGINNING, containing 160,140 Square Feet, or 3.68 Acres, approximately.

Less and except the following two parcels (excepted from page 1 and page 2 above):

LEGAL DESCRIPTION - PARCEL "D"
------------------------------

                           (CUL-DE-SAC PARCEL NO. 1)

     For the POINT OF BEGINNING, commence at a point on the East margin of Davis Street; said point being the Southwest property corner of Lot 11, Block 2, Gorenflo's Addition to the City of Biloxi, Harrison County, Mississippi, as shown on the official map or plat thereof on file and of record in Plat Book 6, Page 16 of the Record of Plats of Harrison County, Mississippi; thence run North 0 degree 24'45" East, along said East margin, for a distance of 100.01 feet to a point; thence run North 89 degree 35'13" East, for a distance of 130.63 feet to a point: thence run South 01 degree 22'27" West, for a distance of 100.05 feet to a point; thence run South 89 degree 35'13" West, for a distance of 128.95 feet to the POINT OF BEGINNING, containing 12,979 Square Feet, or 0.30 Acre, approximately.

LEGAL DESCRIPTION - PARCEL "E"
------------------------------

                           (CUL-DE-SAC PARCEL NO. 2)

     For the POINT OF BEGINNING, commence at a point on the East margin of Davis Street; said point being the Northwest corner of Lot 3, Block 2, Gorenflo's Addition to the City of Biloxi, Harrison County, Mississippi, as shown on the Official map or plat thereof on file and of record in Plat Book 6, Page 16 of the Record of Plats of Harrison County, Mississippi; thence run North 0 degree 24'45" East, along said East margin, for a distance of 60.0 feet to a point; thence run South 89 degree 51'38" East, for a distance of 64.50 feet to a point: thence run South 0 degree 20'38" West, for a distance of 60.0 feet to a point; thence run South 89 degree 51'37" East, for a distance of 65.13 feet to a point; thence run South 0 degree 20'38" West, for a distance of 40.0 feet to a point; thence run North 89 degree 51'38" West, for a distance of 129.75 feet to a pint on the East margin of Davis Street; thence run North 0 degree 24'45" East, along said East margin, for a distance of 40.0 feet to the POINT OF BEGINNING, containing 9,061 Square Feet, or 0.21 Acre, approximately.

Exhibit "A" - Page 3

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